UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 05/04/2004

KFX INC

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-23634

Delaware	84-1079971
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Madison Street Suite 745

Denver, CO 80206

(Address of Principal Executive Offices, Including Zip Code)

303.293.2992

(Registrant’s Telephone Number, Including Area Code)

Items to be Included in this Report

Item 5. Other Events and Regulation FD Disclosure

KFx, Inc. announced today that it signed an agreement with Black Hills Corp. to buy the Fort Union mine site and facilities north of Gillette, Wyoming. The agreement is subject to the completion of a due diligence review by KFx, Inc. and is scheduled to be closed later this month. A copy of this press release is attached as Exhibit 99.1.

Item 7. Financial statements and exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit 99.1—Press release dated May 4, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

KFX INC

Date: May 04, 2004.	By:	/s/ Matthew V. Elledge

Matthew V. Elledge Vice President and CFO

Exhibit Index

Exhibit No.	Description

EX-99.1	Press release dated May 4, 2004.